Exhibit 10.60

LETTER AGREEMENT Effective as of October 20, 2021 (the “Effective Date”) ELP MC Venture, LLC c/o Sean Hawkins 9475 Briar Village Point Colorado Springs, Colorado 80920 Re: Encumbrance Fee of $620,000 paid to ELP MC Venture, LLC, a Delaware limited liability company, for the encumbrance of management agreements set forth on Exhibit A hereto, related to the Contribution Agreement for the Courtyard El Paso Airport located at 6610 International Rd El Paso, Texas 79925, by and between the parties hereto, and of even date herewith (“Transaction”). Mr. Hawkins: This letter agreement (“Agreement”) is entered into between Lodging Fund REIT III OP, LP (“Lodging Fund”), having an address of 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103 and ELP MC Ventures, LLC, (“Contributor”) having an address at 9475 Briar Village Point, Colorado Springs, Colorado 80920. The purpose of this Agreement is to memorialize the intended use of an additional $620,000 of consideration paid as part of the above referenced Transaction. Upon execution of this Agreement by Lodging Fund and Contributor, or as otherwise required under the terms of any one management agreement, the Contributor shall terminate the management agreements associated with the hotel assets listed on Exhibit A. National Hospitality Services shall then be engaged as the primary manager. Contributor agrees to indemnify and hold harmless Lodging Fund, its officers, directors, employees or affiliates from any liabilities, costs (including removal of any necessary recordation documents), expenses (including attorneys’) or claims of the non-terminating manager associated with each property on Exhibit A, and any interest or penalties thereon, which may be or become due in connection with the execution or delivery of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained, and the remainder of this Agreement, shall remain operative and in full force and effect. Whenever any Party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such Party shall be included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the Parties, whether so expressed or not. This Agreement shall be governed, construed, applied, and enforced in accordance with the laws of the state of Texas and applicable laws of the United States of America. (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK) 4827-0161-3054.1

Please sign below to acknowledge Borrower’s agreement to the above terms. Very truly yours, Lodging Fund REIT III OP, LP By: Lodging Fund REIT III, Inc. a Maryland corporation /s/ David Durell By: Name: David R. Durell Title: Chief Investment Officer (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK) 4827-0161-3054.1

CONTRIBUTOR’S SIGNATURE PAGE AGREED TO AND ACCEPTED THIS DAY OF OCTOBER 2021: CONTRIBUTOR: ELP MC Venture, LLC a Delaware limited liability company By: _/_s_/_S_e_a_n_Ha_w_k_i_n_s Name: Sean Hawkins Title: Authorized Manager 4827-0161-3054.1

Exhibit A Hotel Assets subject to management Agreement Termination 4827-0161-3054.1